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                                                                    EXHIBIT 10.1


              AMENDMENT TO EMPLOYMENT AND NON COMPETITION AGREEMENT

          THIS AMENDMENT TO EMPLOYMENT AND NON COMPETITION AGREEMENT (the "Amendment"), dated as of September __, 2000, between Internet Pictures Corporation, a Delaware corporation (a successor to Interactive Pictures Corporation)(the "Company"), and Jeffrey D. Peters, ("Employee"), amends the Employment and Non Competition Agreement, dated as of August 17, 1998, between the Company and the Employee (the "Agreement").

          IN CONSIDERATION of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

         1. Employment. Section 1 of the Agreement shall be amended to delete the words "President and Chief Operating Officer" and replacing them with the words "advisor".

         2. Term. Section 2 of the Agreement is amended to provide that the Agreement will terminate on December 31, 2000 (the "Termination Date").

         3. Compensation. The Company agrees that it will not decrease the Employee's current amount of compensation from the date hereof until the Termination Date.

         4. Covenant not to compete. Section 7(ii) of the Agreement is deleted in its entirety and replaced with the following new Section 7 (ii):


                  (ii) Nature and Area of Competition. Employee shall not, directly or indirectly, enter into or participate (whether as owner, partner, shareholder, officer, director, salesman, consultant, employee, principal or in any other relationship or capacity) in any business operating or providing services in the United States or any foreign country in which the Company does business which is competitive with the business of the Company ("Competitive Business").

         5. Consulting Agreement. Effective January 1, 2001, Employee will provide consulting services to the Company for a period through December 31, 2001 pursuant to terms and conditions to be agreed to by the parties prior to December 31, 2000.

         6. Miscellaneous. Except as expressly amended hereby, the Agreement is, and shall remain, in full force and effect and each and every term and condition thereof is hereby confirmed, continued and ratified. All terms defined in the Agreement, except as otherwise defined herein, shall have the same meanings where used herein. This Amendment may not be altered, amended or modified in any way except by a writing signed by both parties. This Amendment may be executed by exchange of signature pages by facsimile and/or in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon and all of which together shall constitute one and the same instrument.


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          IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

INTERNET PICTURES CORPORATION


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Name:  James M. Phillips
Title: Chairman and Chief Executive Officer


JEFFREY D. PETERS


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